Exhibit 99

News Release

Contact:	Layne Christensen Company Jerry W. Fanska Vice President-Finance 913-677-6858 www.laynechristensen.com
TUESDAY, SEPTEMBER 19, 2006
LAYNE CHRISTENSEN ANNOUNCES SIGNED LETTER OF INTENT TO PURCHASE
AMERICAN WATER’S UNDERGROUND INFRASTRUCTURE GROUP
Mission Woods, KS — September 19, 2006 — Layne Christensen Company (NASDAQ:LAYN) announced today it has signed a non-binding Letter of Intent to purchase 100% of the outstanding stock of American Water’s Underground Infrastructure Group (UIG), a major provider of cured in place pipe (CIPP) services for sewer line rehabilitation in the United States.
The Letter of Intent sets forth certain conditions including the signing of a definitive agreement. The transaction is expected to close no later than November 15, 2006.
Jeff Reynolds, Executive Vice President of Layne Christensen Company, stated, “UIG represents a significant opportunity for us to increase our share of the CIPP service market which we expect will continue to experience rapid growth as sewer pipe infrastructure is repaired. They have an excellent reputation in the industry and we are very fortunate to have them join forces with us. The acquisition in combination with Reynolds’ Inliner business would firmly establish Layne as the number two CIPP competitor in the U.S. market.”
Andrew B. Schmitt, President and CEO of Layne Christensen Company, stated, “We really like the CIPP market. Where applicable, this process offers an effective and economic alternative to sewer pipe replacement. With the U.S. facing enormous sewer pipe integrity problems, we believe this product line will be an important growth engine for many years.”
Questions to Layne concerning this transaction may be directed to Jerry W. Fanska, Vice-President-Finance, at (913) 677-6858 and questions to American Water may be directed to Kimberly Cooper, Director, External Communications at (856) 346-8207.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “will,” “will be,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to the ability of Layne and American Water to negotiate and sign a mutually acceptable definitive agreement, the results of due diligence, the ability of Layne to successfully integrate the operations of UIG into its existing businesses, prevailing prices for various commodities, unanticipated slowdowns in the Company’s major markets, the risks and uncertainties normally incident to the exploration for and development and production of oil and gas, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.
Layne Christensen Company provides sophisticated services and related products for the water, mineral, construction and energy markets.